4CableTV Inc.
Condensed Financial Statements
June 30, 2013
(Unaudited)

4Cable TV Inc.
Condensed Balance Sheets
(unaudited)

		December 31,
	June 30, 2013	2012 (Audited)
ASSETS
Cash	$60	$16,717
Accounts receivable, less allowance for doubtful
accounts of $367 and $276, respectively	29,552	44,073
Inventories, net	167,341	164,259
Prepaid expenses and other assets	2,879	4,252
Total current assets	199,832	229,301

Property, plant and equipment, net	294,795	240,690

Total Assets	$494,627	$469,991

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current
Accounts payable	$48,460	$90,022
Accrued salary, payroll liabilities and taxes	64,355	63,316
Accrued liabilities	36,822	25,000
Credit card debt	5,634	7,949
Advance from 4Cable TV International Inc.	40,000	-
Notes payable	69,575	46,740
Related parties payable	51,744	74,710
Capital lease obligations - Current portion	23,434	11,954

Total current liabilities	340,024	319,691

Long-term debt
Capital lease obligations	207,794	206,407
Notes payable	3,226	5,588
	211,020	211,995

Total Liabilities	551,044	531,686

STOCKHOLDERS' DEFICIT

Common stock; $0.01 par value; 2,470 and 2,470 shares
issued and outstanding, respectively	25	25
Additional paid-in capital	229,686	229,686
Deficit	(286,128)	(291,406)

Total stockholders' deficit	(56,417)	(61,695)

Total liabilities and stockholders' deficit	$494,627	$469,991

The accompanying notes are an integral part of these unaudited financial statements

4Cable TV Inc.
Condensed Statements of Operations
For the Six Months Ended June 30, 2013 and 2012
(unaudited)

	June 30, 2013	June 30, 3012

Net sales	$476,926	$229,648
Cost of goods sold	326,478	167,695
Gross profit	150,448	61,953

Operating costs and expenses
Selling, general and administrative	118,452	50,985
Research and development	10,039	1,668
Total operating costs and expenses	128,491	52,653

Operating income	21,957	9,300

Interest expense	16,678	19,463

Income (loss) before income taxes	5,279	(10,163)

Income taxes	-	-

Net Income (loss)	$5,279	$(10,163)

Earnings (loss) per share - Basic and Diluted	$2.14	$(4.62)

Weighted Average Shares Outstanding - Basic and Diluted	2,470	2,200

The accompanying notes are an integral part of these unaudited financial statements

4Cable TV Inc.
Condensed Statements of Cash Flows
For the Six Months Ended June 30, 2013 and 2012
(unaudited)

	June 30, 2013	June 30, 2012
Cash Flows Used in Operating Activities
Net income ( loss)	$5,279	$(10,163)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	10,844	12,101
Inventory reserve for excess and obsolete inventory	13,713	6,100
Provision for losses on accounts receivable	367	-
Changes in balances of assets and liabilities:
Accounts receivable	14,154	6,957
Inventory	(16,795)	(36878)
Prepaid expenses and other assets	1,373	(10,907)
Accounts payable	(36,099)	22,686
Accrued salary, payroll liabilities and taxes	1,039	16,936
Accrued liabilities	11,822	-
Net Cash Provided By Operating Activities	5,697	6,832

Cash flows from investing activities
Acquisition of property, plant and equipment	(31,209)	(935)
Net Cash Used in Investing Activities	(31,209)	(935)

Cash flows from Financing Activities
Repayment of credit card debt	(2,315)	(7,213)
Payment on capital lease obligations	(11,873)	(1,001)
Proceeds from notes payable	41,154	34,132
Advance from 4Cable TV International Inc.	40,000	-
Proceeds from related parties debt	11,570	9,998
Payment on notes payable	(35,144)	(28,647)
Payment on related party debt	(34,536)	(21,547)
Net Cash Used In Financing Activities	8,855	(14,278)

Net increase in cash	(16,657)	(8,381)
Cash, beginning of period	16,717	12,110

Cash, end of period	$60	$3,729

SUPPLEMENTAL CASH DISCLOSURES
Cash paid for:
Income taxes	$-	$-
Interest	$16,678	$19,463
Supplemental disclosure of non-cash financing and investing activities
Purchase of equipment by capitalized lease obligation	$28,186	$-

The accompanying notes are an integral part of these unaudited financial statements

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013

1.   Background and description of the business

4Cable TV was incorporated on May 19, 2005 as a South Carolina corporation (the “Company”) and has been a specialty solutions provider for the cable television (CATV) sector spanning the range of repair, upgrading, and testing. The Company provides service and customized solutions to CATV operators and was founded by two veterans of the cable industry seeking a new challenge to work on diagnostic and repair issues for cable operators.

Liquidity issues arising from recurring losses and future capital commitments

As shown in the accompanying financial statements, at June 30, 2013 the Company’s current liabilities exceeded its current assets by $140,192 and its total liabilities exceeded its total assets by $56,417.  Management has instituted new product lines, increased sales prices on certain items and has instituted more efficient management techniques. Management believes these factors may help contribute toward achieving future profitability for the Company. Refer to Note 10 regarding future capital commitments of $500,000 that will be received by the Company after the Company completes its share exchange agreement with a public company called 4Cable TV International Inc. and goes public.

2.  Summary of significant accounting policies

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Loss Per Share

Basic net loss per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net loss per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then the basic and diluted per share amounts are the same. There were no common stock equivalents outstanding at June30, 2013 and December 31, 2012.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013
Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

The most significant estimates and assumptions include the:

•	Impairment, useful lives and salvage values of our machinery and equipment
•	reserve for excess and obsolete inventory
•	loss contingencies

It is reasonably possible that these above significant estimates we make may change in the future and could have a material effect on our financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the selling price is fixed or determinable and collectability is reasonably assured. Product sales revenue is recognized when the risks and rewards of ownership have passed to the customer and revenue is measurable. Service revenue is recognized at the time the service is complete and the customer has received an invoice. Revenue is recorded at the net amount to be received after deductions for estimated discounts, allowances and returns.

Product Warranties

The Company has no written warranty policy and therefore does not make a provision for warranty claims.

Accounts Receivable

Accounts receivable represents receivables, net of allowances for doubtful accounts. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on historical experience and other currently available information. When a specific account is deemed uncollectible, the account is written off against the allowance.

The Company factors substantially all of its invoices for certain customers (approved by the third party factor) without recourse to us and paid factoring fees of $18,807 and $11,079 for the six months ended June 30, 2013 and 2012, respectively.

Under our factoring agreement, invoices for products are generated and transmitted to our customers, with copies to the factor as products are shipped to our customers.  The factor collects the amounts due and remits collected funds to us, less factoring fees. The invoiced amounts are reported as accounts receivable on our balance sheets, generally when the merchandise is shipped to our customer until payment is received from the factor.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013

Concentrations of Risk

Sales to one customer accounted for 78.5% and 38.10% of the Company’s total net sales during the six months ended June 30, 2013 and 2012, respectively. Other than the one customer, no customer accounted for 10% or more of the Company’s total net sales for the six months ended 2013 and 2012.

Accounts receivable from three customers accounted for more than 10% of the Company’s net accounts receivable as of June 30, 2013 and December 31, 20121 are as follows:

	June 30, 2013	December 31, 2012
Customer A	20.2%	19%
Customer B	-	15%
Customer C	-	10.4%
Customer D	30.5%	-
Customer E	18.5%	-

The Company purchased materials from vendors who represented approximately 58.0% and 46.8% of the Company’s purchases for the six months ended June 30, 2013 and 2012, respectively.

Barter Transactions

The Company barters parts and equipment with dealers and suppliers.  The Company had barter sales of $15,520 and $0 for the six months ended June 30, 2013 and 2012, respectively.

Advertising and Marketing Development

The company expenses advertising and market development costs as incurred. Total advertising and marketing costs were $6,520 and $1,997 for the six months ended June 30, 2013 and 2012, respectively.

Inventories

Inventories are stated at the lower of cost or market. Inventory cost is determined on a weighted average cost method. The Company maintains reserves to reduce the value of inventory to the lower of cost or market, including reserves for excess and obsolete inventory.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value, based on the undiscounted cash flows expected to be derived from the use and ultimate disposition of the assets. Assets identified as impaired are carried at estimated fair value. Due to the changing technology and market conditions, it is possible that future impairment reviews may indicate additional impairments of our long-lived assets, which could result in charges that are material to the Company’s results of operations.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013

Property, plant and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures that extend the life, increase the capacity, or improve the efficiency of property and equipment are capitalized, while expenditures for repairs and maintenance are expensed as incurred. Depreciation is recognized using the straight-line method over the following approximate useful lives:

Depreciation is recognized using the straight-line method over the following approximate useful lives:

Machinery and equipment including capitalized leased equipment	5 to 7 years
Buildings including capitalized leased buildings	27.5 years

Research and Development Costs

Research and development (“R&D”) costs are expensed in the period in which they are incurred. R&D costs include materials, equipment and facilities that have no alternative future use, depreciation on equipment and facilities currently used for R&D purposes, personnel costs, contract services and reasonable allocations of indirect costs, if clearly related to an R&D activity. Expenditures in the pre-production phase of an R&D project are recorded as R&D expense. However, costs incurred in the pre-production phase that are associated with output actually used in production are recorded in cost of sales. A project is considered finished with pre-production efforts when management determines that it has achieved acceptable levels of scrap and yield, which vary by project. Expenditures related to ongoing production are recorded in cost of sales. Total R&D costs were $10,039 and $1,668 for the six months ended June 30, 2013 and 2012, respectively.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2013 the Company had a net operating loss carry forward of approximately $286,000 for income tax purposes.  The tax benefit of approximately $94,000 from the loss carry forward has been fully offset by a valuation reserve because the future tax benefit is undeterminable, as the Company is unable to establish a predictable projection of operating profits for future years. The loss carry-forwards will begin to expire in 2027.

Tax benefits that result from uncertain tax positions may be recognized only if they are considered more likely than not to be sustainable, based on their technical merits. The amount of benefit to be recognized is the largest amount of tax benefit that is at least 50% likely to be realized. The Company does not have any uncertain tax positions as of June 30, 2013 and December 31, 2012.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013

Accounting standards not yet adopted

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

3. Property, plant and equipment

The Company’s property, plant and equipment consist of the following:

	June 30, 2013	December 31, 2012
Capital lease - building	$ 199,642	$ 199,642
Capital lease - equipment	53,785	25,599
Computer equipment	6,493	4,772
Machinery and tools	152,602	125,406
Office equipment	1,041	1,589
Test equipment	67,181	58,787
	480,744	415,795
Accumulated depreciation	185,949	175,105
	$ 294,795	$ 240,690

4. Inventory

The inventory consists of raw materials that are used in the preparation of goods for sale. There were no finished products at June 30, 2103 and December 31, 2012.

	June 30, 2013	December 31, 2012
Inventory	$ 373,157	$ 356,362
Less: Excess and obsolete reserve	205,816	192,103
	$ 167,341	$ 164,259

Excess and Obsolete Reserve - Material Losses Resulting from the Write-Down of Inventory to Its Net Realizable Value

Due to changing market conditions in the Cable TV industry and other factors, management conducts a review of the inventory in all of its product lines. As a result, a provision for inventory losses of 205,816 and $192,103 was recorded at June 30, 2013 and December 31, 2012, respectively. The change in this reserve to June 30, 2013 resulted in $13,713 charged against operations  to adjust the reserve and write down inventory to its net realizable value. This reserve was based on the Company’s best estimates of future product sales prices and customer demand patterns, and its plans to transition its inventory products. It is at least reasonably possible that the estimates used by the Company to determine this provision for inventory losses will be materially different from the actual amounts or results. These differences could result in materially higher than expected inventory provisions, which could have a materially adverse effect on the Company’s results of operations and financial condition in the near term.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013

5. Notes payable

The notes payable consist of the following items and payment terms:

	June 30, 2013	December 31, 2012
Yellowstone Capital , interest at 20%, repay at $300 per business day, unsecured	$34,892	$40,536
Superior Finance, interest at 4.5%, $62 per month – due May 2017, secured by shareholders’ guarantee	2,492	2,689
Current Electronics, interest at 14.99%, $86 per day – due May 4, 2014 , unsecured	15,602	-
Copper Mountain, interest at 20%, $750 per month – due April 6, 2014, unsecured	8,250	-
Third party loan, interest at 4%, $167 per month – due August 2013, unsecured	340	1,332
Third party loan, interest at 4%, $129 per month – due December 2013, unsecured	1,100	1,842
Third party loan, interest at 4%, $236 per month – due December 2014, unsecured	4,662	5,929
Third party loan, interest at 0%, $500 per month – due May 30,2014, unsecured	5,463	-
	72,801	52,328
Current portion of notes payable	69,575	46,740
	$3,226	$5,588

6. Significant transactions with related parties

The shareholders of the Company have loaned the Company money and have received partial payment on those loans

7. Capital lease obligations

	June 30, 2013	December 31, 2012

Capital lease – building, interest at 6.25% , payments of $1,485 per month, term 233 months	$ 195,182	$ 197,892
Capital leases – equipment, interest at 36%, payments of $1,979 per month, terms 1-3 years	36,046	20,469
	231,228	218,361
Current portion of capital lease obligations	23,434	11,954
	$ 207,794	$ 206,407

The lease for the building meets the accounting criteria for a capital lease with ownership of the building transferring to the Company after the last lease payment. The total purchase price for the building was $250,000 and the present value of the future lease payments was $199,642, with the present value based on the implicit interest rate that the Company could get for a similar type of financing.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013
Capital Leases-Future Minimum Lease Payments

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of June 30, 2013, are as follows:

For the year ending December 31,
2013	$24,310
2014	44,808
2015	35,043
2016	19,140
2017	17,816
Thereafter	247,308
Total present value of net minimum lease payments	$388,425

Total minimum lease payments	$388,425
Less: Amount representing estimated taxes, maintenance, and insurance costs included in total amounts above	-
Net minimum lease and debt payments	388,425
Less: Amount representing interest	(157,197)
Present value of net minimum lease and debt payments	231,228
Less: Current maturities of capitalized lease obligation and debt	(23,434)
Long-term capitalized lease obligation	$207,794

8. Capital stock

On May 5, 2005 the Company issued 2,000 shares valued at $0.01 for $20 to the principals of the Company.

On December 31, 2011, the Company issued 200 shares of common stock to one investor, $0.01 par value, for $30,000.  The stock was valued at $150 per share at the time of issuance.

During the year 2011 principals of the Company paid for equipment and materials in the amount of $8,321 and contributed these items to the Company. These contributions have been recorded as capital contributions to the Company.

On December 31, 2012, the Company issued 270 shares of common stock for $30,000 to one investor.  The stock was valued at $111 per share at the time of issuance.

During the year 2012 principals of the Company paid for equipment and materials in the amount of $8,319 and advanced to the company of $13,307.  The principals contributed these items and waived their loan to the Company. These contributions have been recorded as capital contributions to the Company.

4Cable TV Inc.
Notes to Condensed Financial Statements -
June 30, 2013
9. Commitments

The Company has purchase commitments with two vendors totalling $130,000 for inventory in 2013. The Company also rents warehouse and manufacturing space from a third party on a month to month basis, rent is $1,500 per month.

10. Subsequent events

On April 4, 2013, the Company entered into a share exchange agreement with 4Cable TV International Inc. At the closing of the voluntary share exchange transaction contemplated by the share exchange agreement, the Company will receive 20,900,000 shares of common stock of 4Cable TV International Inc. in exchange for 100% of the issued and outstanding capital stock of the Company.  Such shares received in the share exchange by the shareholders of the Company will be subject to a lock-up agreement, pursuant to which the recipients will agree to certain restrictions on transfer for the later to occur of one year from the date of the Exchange Agreement or the Company’s completion of a financing yielding aggregate gross proceeds of at least $1,800,000. The share exchange agreement includes an equity commitment to the Company of $500,000 from the present shareholders of 4Cable TV International Inc., to be provided during the first year after the share exchange agreement is signed. The terms of the Financing are as follows: (i) $45,000 within seven days of the execution of this Agreement, (ii) $255,000 within sixty days after the filing of the Form 8-K, (iii) $200,000 thirty to forty five days after the funding in (b) above, and (iv) thereafter, a minimum of $75,000 every thirty to forty five days until the remainder of the $500,000 Financing has been completed.